Exhibit 32.2

SECTION 906 CERTIFICATION

         I, Brien Reidy, Chief Financial Officer of Hamptons Extreme, Inc., a Delaware corporation (the "Company"), do hereby certify, in accordance with 18 U.S.C. Section 1350, as created pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the accompanying Annual Report on Form 10-K of the Company for the year ended December 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Hamptons Extreme, Inc.

Dated: March 23, 2009

By:

/s/ Brien Reidy

 Brien John Delaney

  Chief Financail Officer